Exhibit 10.28
LOAN AGREEMENT
     THIS LOAN AGREEMENT (as it may be amended, this “Agreement”) is made as of this ___ day of                     , 2004, between ADVANCED BIOSOLUTIONS, INC., a Maryland corporation (the “Borrower”), and the DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, a principal department of the State of Maryland (the “Lender”).
RECITALS
     1. The Borrower is indebted to the Lender in the principal amount not to exceed $2,500,000, plus interest thereon (the “Loan”), which will be advanced to the Borrower pursuant to this Agreement. The Loan is evidenced by a Promissory Note dated the date hereof in the original principal amount of $2,500,000 made by the Borrower and payable to the Lender (as it may be amended or replaced, the “Note”).
     2. The Loan was made pursuant to the provisions of the Maryland Economic Development Assistance Authority and Fund (“MEDAAF”), codified as Sections 5-1401 through 5-1411 of Article 83A of the Annotated Code of Maryland (as amended, the “Act”).
     3. The Loan proceeds will be used by the Borrower to finance a portion of the costs to acquire a facility located at 7114 Geoffrey Way, Frederick, Maryland, known as Unit 1 under the terms of that certain condominium regime burdening that property (“Building 1”).
     4. The activities to be financed with the proceeds of the Loan are part of a larger project to be carried out by, or on behalf of, the Borrower consisting of some combination of the following activities: (1) the acquisition of Building 1, (2) the acquisition or lease of either or both of the remaining two buildings located on Lot 3 Dudrow Industrial Park (the “Remaining Buildings”), (3) the construction of improvements to Building 1 and/or the Remaining Buildings, (4) the acquisition of furniture, fixtures, machinery and equipment for installation in Building 1 and/or the Remaining Buildings, (5) FDA validation of Building 1 and/or the Remaining Buildings, and (6) the operation of Building 1 and/or the Remaining Buildings as a bio-pharmaceutical research, development, and manufacturing facility for the production of vaccines (collectively, the “Project”).
     5. In addition to the Project, the Borrower shall employ Permanent, Full-time Employees as provided in this Agreement.
     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     All accounting terms not specifically defined herein shall have the meanings determined by generally accepted accounting principles, consistently applied. All terms previously defined are incorporated in this Agreement by reference. Capitalized terms used in this Agreement have the meanings defined below.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     “Antex” means Antex Biologies, Inc., a Delaware corporation and an affiliate of the Borrower.
     “Application” means the Application from the Borrower to the Lender dated April 30, 2004, as it may be amended.
     “BioPort” means BioPort Corporation, a Michigan corporation and an affiliate of the Borrower.
     “Borrower’s Contribution” means the provision by the members of the Corporate Group of at least $42,900,000 towards the costs of the Project, including the amount of the Loan, the Mercantile Senior Loan, the Local Contribution, or funds derived from financing commitments, lines of credit, and/or funds generated by a member of the Corporate Group from operations, government contracts, or otherwise. The Borrower’s Contribution shall consist of both expended funds and the amounts owed by a member of the Corporate Group under the terms of binding purchase order or invoice.
     “Calculation Dates” means collectively and individually December 31, 2009, December 31, 2010, December 31, 2011, and December 31, 2012.
     “Claim” means any action or other claim for liability, loss, expense, or other cost, including fees, costs and expenses of attorneys, consultants, contractors, and experts.
     “Commitment Letter” means the conditional commitment letter issued by the Lender in connection with the Loan dated October 4, 2004, as it may be amended.
     “Completion Date” means December 31, 2009.
     “Complex” means Building 1 and, if leased or owned by a member of the Corporate Group, either or both of the Remaining Buildings. In addition, the term “Complex” shall include facilities leased or owned by a member of the Corporate Group located within the jurisdiction of the Local Government and a Priority Funding Area and approved by the Lender, so long as the operations at such future facility are ancillary to, or in substitution of, the operations of the Corporate Group at Building 1 and/or the Remaining Buildings.
     “Corporate Group” means collectively the Borrower, each Guarantor, and any other entity under common control which becomes a guarantor of the Loan and the Obligations on terms substantially similar to the terms of the Guaranties. For purposes of this Agreement, control means the ownership, either directly or indirectly, of at least 80% of the voting and economic interests by Emergent or the persons who, as of the date of this Agreement, control Emergent, or any other entity approved by the Lender in writing.
     “Deed of Trust” means the Deed of Trust and Assignment of Leases and Rents made by the Borrower to James G. Davis and James Henry, as trustees, dated the date of this Agreement, and to be recorded in the Land Records of Frederick County, Maryland.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     “Default” means any default under Article IV of this Agreement.
     “Eligible Project Costs” means costs to acquire Building 1, as approved by the Lender.
     “Emergent” means Emergent BioSolutions, Inc. a Delaware corporation and, as of the date of this Agreement, the parent corporation of the Borrower.
     “Employee Report” means a report prepared by the Borrower which consists of (a) a list of the names of all of the Permanent, Full-time Employees employed by the members of the Corporate Group at the Complex as of the date(s) required in Section 6.05 below, and (b) the social security number, the average hours worked, or expected to be worked, for the year, the hourly or annual pay rate, and a general description of available benefits for each listed Permanent, Full-time Employee. An officer of the Borrower shall certify that (i) the list is true and accurate, (ii) the employees listed meet the definition of Permanent, Full-time Employees, and (iii) each of the employees listed is employed at the Complex.
     “Expenses” means all costs and expenses incurred by the Lender (whether before or after a Default) in connection with, or in exercising or enforcing any rights, powers and remedies provided in, any of the Financing Documents.
     “Final Report” means a completed and executed final report in substantially the form of Exhibit B attached to this Agreement.
     “Financing Documents” means all documents executed and delivered in connection with the Loan and the Obligations, including this Agreement, the Note, the Guaranties, the Letter of Credit, the Deed of Trust, and any other document, evidencing or securing the Loan, as any of them may be amended.
     “Forgiveness Date” means December 31, 2012.
     “Full-time Equivalent Employee” means an employee position of a member of the Corporate Group filled by not more than two part-time employees who in the aggregate work, or are expected to work, at least 1800 hours per year and who otherwise meet the definition of a Permanent, Full-time Employee, provided, however, that the amount of any company subsidy for benefits may be reduced on a pro rata basis based upon hours worked.
     “Governmental Authority” means the United States, the State, or any of their political subdivisions, agencies, or instrumentalities, including any local authority having jurisdiction over any aspect of the Project.
     “Guaranties” means collectively the Guaranty (Antex), the Guaranty (BioPort), and the Guaranty (Emergent), as any of them may be amended.
     “Guarantor” means Antex, BioPort, or Emergent.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     “Guaranty (Antex)” means the guaranty agreement executed by Antex guarantying payment of the Loan, as it may be amended.
     “Guaranty (BioPort)” means the guaranty agreement executed by BioPort guarantying payment of the Loan, as it may be amended.
     “Guaranty (Emergent)” means the guaranty agreement executed by Emergent guarantying payment of the Loan, as it may be amended.
     “Laws” means any current or future federal, state and local laws, statutes, rules, ordinances, regulations, codes, decisions, interpretations, orders, or decrees of any court or other Governmental Authority having jurisdiction.
     “Letter of Credit” means an irrevocable standby letter of credit in the amount of $1,250,000, issued by Mercantile Potomac Bank, by a financial institution the long-term debt of which is rated at least A by Moody’s or at least A by S&P or other comparable ratings if the indicated ratings are no longer in use, or by another commercial lender acceptable to the Lender, for the benefit of the Lender as security for repayment of the Loan, with an initial term of not less than one (1) year from the date of issuance, renewable upon the terms of this Agreement, and in substantially the form of Exhibit D attached hereto.
     “Local Contribution” means the provision of at least $250,000 towards the costs of the Project by the Local Government, which is expected to be in the form of a Tax Increment Financing package, but may the take the form of any other type of direct assistance to the Borrower from the Local Government.
     “Local Government” means the County Commissioners of Frederick County, a political subdivision of the State.
     “Mercantile Senior Loan” means a $7,000,000 loan made by Mercantile Potomac Bank, or its successors and assigns, to the Borrower in connection with the acquisition of Building 1, and any replacement or refinancing of such loan up to the original principal amount of $7,000,000.
     “Mercantile Senior Loan Documents” means any document executed by the Borrower or any Guarantor in connection with the Mercantile Senior Loan, including any note, loan agreement, deed of trust, security agreement, or guaranty, and further including any such document executed in connection with a replacement or refinancing of the Mercantile Senior Loan up to the original principal amount of $7,000,000.
     “Mercantile Subordinate Loan” means a loan in the principal amount of $1,250,000 made by Mercantile Potomac Bank, or its successors and assigns, to the Borrower in connection with the acquisition of Building 1, and any replacement or refinancing of such loan.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     “Mercantile Subordinate Loan Documents” means any document executed by the Borrower or any Guarantor in connection with the Mercantile Subordinate Loan, including any note, loan agreement, deed of trust, security agreement, or guaranty, and further including any such document executed in connection with a replacement or refinancing of the Mercantile Subordinate Loan.
     “MIDFA” means the Maryland Industrial Development Financing Authority, a body politic and corporate and a public instrumentality and public body of the State.
     “MITP” means the Maryland Industrial Training Program.
     “MITP Documents” means the documents to be entered into by the Lender and the Borrower in connection with any MITP grant to the Borrower.
     “Obligations” means all duties of payment, performance, and completion owed by the Borrower to the Lender under the Financing Documents and by law, including the obligations to:
          (a) Pay all sums of money owed in connection with the Loan and any of the Financing Documents, including all funds and all sums of principal, interest, and premium, if any, due or to become due, and past, present, and future advances under any of the Financing Documents, all money advanced or expended by the Lender as provided for in any of the Financing Documents, and all Expenses; and
          (b) Strictly observe and perform all of the provisions of the Financing Documents, time being of the essence.
     “Permanent Full-time Employees” means employees who (a) are employed by the Corporate Group at the Complex for at least 1800 hours per year, without a fixed term of employment, (b) are eligible for an employer subsidized health care benefits package, (c) are eligible for similar other benefits as other employees of the Corporate Group at a similar pay grade at the Complex, and (d) make an hourly wage of at least 150% of the federal minimum wage. A Permanent, Full-time Employee shall not include (i) an employee of a company acquired by the Corporate Group after the date hereof, if the employee’s place of employment immediately prior to the acquisition was in the State or (ii) an employee of the Corporate Group who is transferred to the Complex, if the employee’s place of employment immediately prior to the transfer was in the State. In determining the number of Permanent, Full-time Employees employed by the Corporate Group, the Borrower may include up to 28 Full-time Equivalent Employees.
     “Regulations” means the regulations in COMAR 24.05.02.01 through 24.05.02.16, as they may be amended.
     “State” means the State of Maryland.
     “Taxes” means all taxes, water rents, sewer rents, assessments, utility charges (whether public or private), and other governmental or municipal or public dues, charges, and levies.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
ARTICLE II
TERMS OF THE LOAN AND DISBURSEMENT
     Section 2.01. The Loan.
     Subject to the terms and conditions of all of the Financing Documents, the Lender agrees to extend the Loan to the Borrower.
     Section 2.02. Repayment and Interest.
     All sums advanced under the Loan shall be evidenced by the Note and shall be repaid with interest in accordance with the provisions of the Note.
     Section 2.03. Disbursement.
     (a) In General. Subject to the Borrower’s compliance with all of the terms of all of the Financing Documents, the satisfaction of all conditions precedent to disbursing Loan proceeds under this Agreement, and the non-existence of a Default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both, would constitute a Default, the Lender shall advance to the Borrower the full amount of the Loan pursuant to a completed Request for Disbursement, the form of which is attached hereto as Exhibit A.
     (b) Disbursement. The Request for Disbursement shall be made to the Lender at the address specified in Section 5.01, or at any other place that the Lender designates
     (c) Disbursement to the Borrower. The disbursement shall be made directly to the Borrower by check. The Lender shall only disburse Loan proceeds upon presentation by the Borrower of a final settlement statement for the Facility.
     (d) Conditions for Disbursement. The obligation of the Lender to disburse the proceeds of the Loan is subject to the satisfaction of the following conditions as of the date the disbursement is made:
          (i) Receipt of Request for Disbursement. The Lender shall have received a completed Request for Disbursement.
          (ii) Representations True. No representation or warranty of the Borrower contained in this Agreement shall be or have become materially incorrect or inaccurate.
          (iii) No Defaults. There shall be no breach, default, or event of default (including a Default) under the terms of any of the Financing Documents, and no event, circumstance, act, or omission shall exist which with the giving of notice, the passage of time, or both, would constitute breach, default, or event of default (including a Default) under any of the Financing Documents.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (iv) Solvency Certifications. If requested by the Lender, the Borrower shall deliver to the Lender satisfactory evidence that no (1) petition in bankruptcy, voluntary or otherwise, (2) assignment for the benefit of creditors, (3) petition seeking reorganization or arrangement under bankruptcy laws of the United States or of any state, or (4) other action brought under any bankruptcy laws, is pending against the Borrower or any Guarantor. The Lender may request such a certification at any time during the Loan term.
          (v) No Adverse Change. There has been no materially adverse change in the Borrower’s or any Guarantor’s financial condition from that reflected in the Borrower’s or a Guarantor’s (as the case may be) financial statements most recently submitted to the Lender prior to the closing.
     (e) The Borrower’s right to borrow under this Agreement shall terminate six months after the date of this Agreement.
     (f) Availability of Funds. Disbursement of Loan proceeds is subject to the continuing availability of funds for such purpose and compliance with all applicable Laws.
     Section 2.04. Conditions Precedent to Disbursement.
     Before disbursing any Loan proceeds, the Lender shall receive all of the items set forth on the Pre-Closing and Closing Checklist attached hereto as Exhibit C, in form and substance acceptable to the Lender, except to the extent any of the foregoing may be waived or deemed satisfied by the Lender.
     Section 2.05. Completion.
     Within 90 days after the Completion Date, the Borrower shall submit to the Lender the following:
     (a) Evidence that the Project is completed; and
     (b) A Final Report, together with any additional information required by the Lender.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE BORROWER
     Section 3.01. Representations and Warranties.
     The Borrower represents and warrants as follows:
     (a) Organization. The Borrower:
          (i) Is a corporation duly organized, validly existing, and in good standing under the laws of the State;

BioSolutions MEDAAF Loan Agreement
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          (ii) Has the power to own its property and to carry on its business as now being conducted;
          (iii) Is duly qualified to do business in each jurisdiction in which the character of properties owned by it or the transaction of its business makes qualification necessary; and
          (iv) Has delivered a complete copy of its articles of incorporation and by-laws, together with all amendments, to the Lender.
     (b) Due Authorization. The Borrower has the full corporate power and authority to enter into this Agreement, to borrow the Loan as contemplated by the Financing Documents, to execute and deliver all of the Financing Documents to which it is a party, and to comply with the terms set forth in all of the Financing Documents, all of which have been duly authorized by all necessary corporate action of the Borrower. No approval of any other person or public authority or regulatory body is required as a condition to the validity of any of the Financing Documents, or, if required, the approval has been obtained.
     (c) Validity of Financing Documents. All of the Financing Documents have been properly executed by the Borrower and will:
          (i) Not violate any Laws, or any provision of the Borrower’s articles of incorporation or by-laws;
          (ii) Not violate any provision, or result in a breach, of any document or agreement binding on the Borrower or affecting its property; or
          (iii) Constitute the valid and legally binding obligations of the Borrower, fully enforceable against the Borrower in accordance with their terms.
     (d) Legal Actions. There is no (1) Claim pending or, to the best of the Borrower’s knowledge, threatened in any court or before any governmental agency, and (2) investigation by or before any Governmental Authority, that:
          (i) Questions the validity or enforceability of any of the Financing Documents, or any action taken, or to be taken, under any of them;
          (ii) Is likely to result in any material adverse change in the authority, properties, assets, liabilities, or conditions (financial or otherwise) of the Borrower that would materially impair the Borrower’s ability to perform any of its obligations under all of the Financing Documents; or
          (iii) Affects Building 1 or the Project.
     (e) Taxes. All Taxes imposed upon the Borrower and its properties have been paid prior to the date when any interest or penalty would accrue for nonpayment, except for those Taxes being contested in good faith and by appropriate proceedings by the Borrower.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     (f) Accuracy of Statements. All information contained in any financial statement, report, or other document given by the Borrower or by any other person in connection with the Loan is true and accurate in all respects, and the Borrower and each other person has not omitted to state any material fact or any fact necessary to make the information not misleading.
     (g) Application. All information in the Application was true and complete in all material respects as of the date of the Application. The Borrower is aware of no event that would require any amendment to the Application in order to make any information in the Application true and complete in all material respects and not misleading in any material respect as of the date of this Agreement, and the Borrower is aware of no event or other fact that should have been, and has not been, reported in the Application as material information.
     (h) Financing Document Defaults. There is no event of default or default (including a Default) on the part of the Borrower under any of the Financing Documents to which the Borrower is a party, and no event has occurred or is continuing that, with notice, or the passage of time, or both, would constitute an event of default or default (including a Default) under any of the Financing Documents to which the Borrower is a party.
     (i) Compliance With Laws. The Borrower has complied with all Laws.
     (j) State Drug Policy. The Borrower is in compliance with the State’s policy concerning drug and alcohol free workplaces, as set forth in COMAR 01.01.1989.18 and 21.11.08.
     Section 3.02. Borrower’s Covenants.
     The Borrower covenants as follows:
     (a) Repayment and Performance. The Borrower shall promptly pay and perform all of the Obligations in the manner provided in the Financing Documents.
     (b) Use of Loan Proceeds. The Borrower shall use the Loan proceeds for Eligible Project Costs.
     (c) Financial Information. The Borrower shall cause Emergent to furnish the Lender with:
          (i) As soon as available, but in no event more than 90 calendar days after the close of each of Emergent’s fiscal years, a copy of the Emergent’s consolidated annual financial statement in reasonable detail satisfactory to the Lender, prepared in accordance with generally accepted accounting principles, consistently applied, and audited by an independent, certified public accountant, which financial statement shall be prepared on a consolidated basis, provided, however, that the Lender shall, to the extent permitted by law, maintain the confidentiality of the information provided to the Lender under this paragraph; and

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (ii) In the event that Emergent no longer prepares financial statements which include the financial results of the Borrower, the Borrower shall deliver to the Lender the Borrower’s financial statements on the same terms as specified in (i) above.
          (iii) Any additional information reasonably requested by the Lender.
     (d) Good Standing. The Borrower shall maintain its existence as a Maryland corporation and its good standing and qualification to do business in the State.
     (e) State Drug Policy. The Borrower will comply with the State’s policy concerning drug and alcohol free workplaces, as set forth in COMAR 01.01.1989.18 and 21.11.08, for the term of this Agreement. Specifically, the Borrower shall (to the extent within the Borrower’s or any other member of the Corporate Group’s control):
          (i) Make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from its workplaces during the term of this Agreement;
          (ii) Prohibit the unlawful manufacture, distribution, dispensation, possession, or use of drugs in its workplaces;
          (iii) Prohibit its employees from working under the influence of alcohol or drugs;
          (iv) Not hire or assign to work on an activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence it should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;
          (v) Promptly inform the appropriate law enforcement agency of every drug related crime that to its knowledge occurs in any of its workplaces if any of its employees has observed the violation or otherwise has reliable information that a violation has occurred; and
          (vi) Notify employees that drug and alcohol abuse are banned in the workplaces, impose sanctions on employees who abuse drugs and alcohol in the workplaces, and institute steps to maintain drug and alcohol free workplaces.
     (f) Completion. The Borrower shall:
          (i) Cause the Project to be completed by the Completion Date, free and clear of any Liens or claims for Liens;
          (ii) Cause the Project to be completed in accordance with the Application, the Act, the Regulations, and the terms of this Agreement; and
          (iii) Satisfy all applicable Laws for the operation of Building 1 by the Completion Date.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     (g) Payment of Contractors. The Borrower will promptly pay, or cause to be paid, all contractors and materialmen the amounts due them, subject, however, to the right of the Borrower to contest the same in good faith.
     (h) Maintenance of the Project. The Borrower shall, at its sole cost and expense: (i) Keep, or cause to be kept, the Complex in good condition, working order, and repair; (ii) Make, or cause to be made, all replacements to the Complex so that the Complex will always be in good condition; (iii) Operate, or cause to be operated, the Complex in the manner in which similar property is operated by persons operating a first-class business of a similar nature.
     (i) Insurance.
          (i) During the term of this Agreement the Borrower shall obtain and maintain, except as provided below, the following insurance coverages:
               (1) During any period of construction on any part of the Complex, builder’s all-risk insurance of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored in connection with such construction;
               (2) Comprehensive general public liability and property damage insurance in amounts usually carried by similar operations against claims for bodily injury, death, or damage to property occurring on the Complex;
               (3) “All risk” coverage for the Complex in amounts necessary to prevent the application of any co-insurance provisions up to the full replacement value of the Complex;
               (4) Workers’ compensation insurance for all contractors and subcontractors employed at the Complex and all employees of the Borrower employed in the State; and
               (5) If any part of the Complex is, or is later found to be, in an area that has been identified by the Federal Insurance Administration as having special flood and mudslide hazards, and in which the sale of flood insurance is available under the National Flood Insurance Act of 1968, a flood insurance policy satisfactory to the Lender. If no part of the Complex is in an area having special flood and mudslide hazards, the Borrower shall deliver to the Lender a certificate or letter issued by its insurance company stating that no part of the Complex is in a special flood and mudslide hazard area.
          (ii) All insurance policies shall be with responsible companies acceptable to the Lender and shall each bear an endorsement that it shall not be canceled, terminated, endorsed, or amended without 45 days written notice to the Lender.
          (iii) Upon request, the Borrower shall file with the Lender a detailed list of the insurance then in effect covering the Complex, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (iv) The Borrower shall cause certificates of insurance, evidencing that the Borrower maintains the insurance required under this subsection, to be delivered annually to the Lender.
          (v) The Borrower shall give the Lender prompt notice of any loss covered by the builder’s all-risk or the all-risk insurance required under this Agreement.
     (j) Notification of Claims. The Borrower shall promptly notify the Lender of any (i) action or prospective claims or litigation, including tax deficiencies, that may be asserted against the Borrower, and (ii) default or event of default under the terms of any bond, debenture, note, or other evidence of indebtedness of the Borrower; provided, however, that notice shall not be required under this subsection if the amount at issue is less than $500,000 or the Borrower diligently pursues a bona fide defense to any event specified in (i) or (ii).
     (k) Access. Subject to safety limitations and legal limits of general applicability, any duly authorized representative of the Lender shall, at all reasonable times, have access to all portions of the Complex, and if no Default has occurred and is continuing, subject to reasonable advance notice.
     (l) Books and Records. The Borrower shall keep any books, records, and other documents that may be required under the rules and procedures now or hereafter applicable to MEDAAF loans made by the Lender, and as may be reasonably necessary to disclose fully the amount and disposition of the Loan, the total costs incurred to complete the Project, and the source of all funds expended towards the costs of the Project. All books, records and other documents shall be maintained at the offices of the Borrower for inspection, copying, audit and examination at all reasonable times by any duly authorized representative of the Lender. All books, records and other documents shall be maintained until the first to occur of (i) three years after the Completion Date, or (ii) the completion of an audit of the Project by the State.
     (m) Taxes. The Borrower shall promptly pay all Taxes imposed on the Borrower and its properties prior to the date when any interest or penalty would accrue for non-payment, except for those Taxes being contested in good faith by appropriate proceedings by the Borrower.
     (n) Press Releases. Without the prior consent of the Lender, the Borrower may not issue any press releases in connection with the Loan, the State, or the Lender.
     (o) Further Assurances. At any time, upon request by the Lender, the Borrower, at its sole expense, will make, execute, and deliver, or cause to be made, executed, and delivered, any additional documents that may, in the reasonable opinion of the Lender, be necessary or desirable to effectuate, complete, perfect, continue, or preserve the Obligations. Upon any failure by the Borrower to do so, the Lender may make and execute any such documents in the name of the Borrower, and at the sole expense of the Borrower, and the Borrower hereby irrevocably appoints the Lender the agent and attorney-in-fact of the Borrower to do so, this appointment being coupled with an interest. The Lender may, at its option, advance the Expenses incurred in making and executing any such documents and the Borrower shall reimburse the Lender for any sums advanced with interest at a rate equal to 12% per annum. Any such Expenses, together with interest, same

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shall be part of the Obligations.
     (p) Indemnification. The Borrower releases the State and the Lender from, and agrees to protect, indemnify and save each of them harmless against, any Claims and Expenses incurred by, or asserted against, any of them, arising in connection with the Loan, the Project, or the Complex, except Claims or Expenses arising out of the willful misconduct or gross negligence of the State or the Lender. All money expended by the State on the Lender as a result of such Claims and Expenses, together with interest at a rate equal to 12% per annum from the date of payment, shall constitute an additional indebtedness of the Borrower and shall be immediately due and payable by the Borrower to the State and the Lender. Nothing contained in this Section 3.02(p) or in the Financing Documents shall be construed as a limit on the Obligations. This Section 3.02(p) shall survive termination of this Agreement and repayment of the Loan and Note in full.
     (q) Contractor’s Non-Discrimination. The Borrower shall not discriminate on the basis of race, color, sex, religion, or national or ethnic origin in its hiring of contractors to carry out any portion of the Project. Borrower shall prohibit its contractors from engaging in such discrimination in the hiring of subcontractors to carry out any portion of the Project.
     (r) Certificate Of Occupancy. Within 30 business days of the date the Borrower first obtains a certificate of occupancy (other than a core and shell certificate) for all or any portion of Building 1, the Borrower shall provide the Lender with a copy of such certificate of occupancy.
     (s) Expenses. All Expenses incurred by the Lender shall become part of the Obligations and shall be repaid by the Borrower on demand, together with interest on the amount of such Expenses at a rate equal to 12% per annum from the date of incurrence.
     (t) Compliance With Laws. The Borrower will comply with all Laws.
     (u) Letter of Credit.
          (i) Subject to the provisions of Section 5.16 below, the Borrower shall maintain the Letter of Credit to secure the Obligations at all times during the term of the Loan.
          (ii) The initial Letter of Credit shall automatically renew for successive one year terms unless the Lender receives written notice of non-renewal from the issuer of the current Letter of Credit at least one hundred twenty (120) days before the expiration of the current Letter of Credit. In the event the Lender receives a notice of non-renewal, the Borrower must provide the Lender with a substitute Letter of Credit, substantially in the form of Exhibit D attached hereto at least ninety (90) days prior to the expiration of the Letter of Credit then in effect.
          (iii) The original Letter of Credit or substitute Letter of Credit shall be issued by Mercantile Potomac Bank, a financial institution acceptable to the Lender, or a financial institution the long-term debt of which is rated at least A by Moody’s or at least A by S&P, or other comparable ratings if the indicated ratings are no longer in use. Any substitute Letter of Credit shall be subject to the approval of the Lender.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (iv) Upon the repayment or forgiveness of the Loan in full to the satisfaction of the Lender, including the passage of any preference periods under applicable bankruptcy Law, the Lender will release the current Letter of Credit.
ARTICLE IV
DEFAULT AND REMEDIES
     Section 4.01. Defaults.
     The following events shall constitute a Default under this Agreement:
     (a) The Borrower fails to pay the principal amount of the Loan and interest thereon according to the terms of the Note or any other payment required by any of the Financing Documents, including the Obligations;
     (b) The Borrower ceases to use Building 1, or an alternate facility located within the jurisdiction of the Local Government and within a Priority Funding Area and acceptable to the Lender, for the research, development, or manufacturing of vaccines, as contemplated in this Agreement, the Application, and the Commitment Letter;
     (c) Any Loan proceeds are used for any purpose other than Eligible Project Costs;
     (d) The Borrower breaches any covenant, representation, warranty, or other provision of this Agreement, which breach is not cured within 30 calendar days from the date the Borrower receives (as provided in Section 5.01 below) written notice of the breach from the Lender; provided, however that the Borrower shall not receive a 30 calendar day cure period under this subsection for any breach for which there is a specific Default set forth in this Section;
     (e) The Borrower breaches (i) any covenant, representation, warranty, or other provision in any other Financing Document, which breach continues beyond any applicable grace or cure period, or (ii) the provisions of Section 3.02(a), (b), (f), (j), (n), or (u) of this Agreement;
     (f) Any statement made in any certificate, report or opinion (including legal opinions), financial statement, or other document furnished in connection with the Loan was incorrect in any material respect when made;
     (g) Any change in any zoning ordinance or any other public restriction is enacted which limits or defines the uses that may be made on any part of the Facility, so that the use of the Facility would be in violation of the restriction or zoning change and the Facility would not be useable for a purpose consistent with the Act, except during the pendency of any good faith contest thereof;
     (h) Any portion of, or interest in, Building 1 is sold, leased, subleased, transferred, encumbered, or otherwise conveyed, without the prior written consent of the Lender; provided, however, that a transfer or lease between members of the Corporate Group shall be permitted without the prior written consent of the Lender (which transfer or lease must be in compliance with the terms of the Deed of Trust for so long as the Deed of Trust is in effect);

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     (i) The Borrower fails to comply with any requirement of any Governmental Authority within 60 days after written notice of the requirement is made or within any other time period set by the Governmental Authority; or if any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a Governmental Authority or any restrictive covenant affecting any part of the Complex, except during the period of any good faith contest thereof by Borrower;
     (j) The Project is not completed, as determined in the sole discretion of the Lender, by the Completion Date;
     (k) One or more defaults are declared under the terms of any bond, debenture, note, or other evidence of indebtedness of the Borrower if the aggregate principal amount of all bonds, debentures, notes, or other evidence of indebtedness declared to be in default exceeds $500,000, and the Borrower fails to cure such default(s) within any applicable grace or cure period; provided, however, that it shall not be a Default under this subsection if the Borrower is diligently pursuing a bona fide defense to any such declared default, unless such default is under a MIDFA insured loan;
     (l) Final judgment for the payment of money in excess of $1,000,000 is rendered against the Borrower and is not discharged or a stay of execution thereon or a bond is not procured within 30 days from the date of entry thereof, or if thereafter the judgment remains unsatisfied for a period of 30 days after the termination of any such stay of execution thereon or bond;
     (m) Any court of competent jurisdiction makes a final order (i) adjudicating the Borrower a bankrupt, (ii) appointing a trustee or receiver of a substantial part of the property of the Borrower, (iii) approving a petition for, or affecting an arrangement in, bankruptcy, a reorganization pursuant to federal bankruptcy law, or any other judicial modification or alterations of the rights of the Lender or of other creditors of the Borrower, (iv) assuming custody or sequestering any substantial part of the property of the Borrower, or (v) attaching or garnishing any substantial part of the property of the Borrower; or if the Borrower (A) files such petition, or (B) takes or consents to any other actions seeking any such judicial order, or (C) makes an assignment for the benefit of creditors, or (D) fails to pay debts generally as they become due, or (E) makes an admission in writing of inability to pay debts generally as they become due;
     (n) Without the prior written consent of the Lender, the Borrower (i) sells or transfers all or substantially all of its business assets, (ii) begins any proceeding to dissolve or liquidate, (iii) changes the form of business entity through which it presently conducts its business, or (iv) merges or consolidates; provided, however, that mergers or consolidations are permitted between members of the Corporate Group without the prior written consent of the Lender, so long as the Borrower notifies the Lender of a permitted merger or consolidation within 30 business days after its finalization;
     (o) Without the prior written consent of the Lender, the Borrower is dissolved by operation of law or in any other manner;

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     (p) The Lender makes a good faith determination that a material adverse change has occurred in the financial condition of the Corporate Group from the condition set forth in the most recent financial statement of the Corporate Group furnished to the Lender, or from the financial condition of the Corporate Group as most recently disclosed to the Lender in any other manner, which materially impairs the ability of the Corporate Group to diligently pursue the completion of the Project as required herein;
     (q) The Borrower relocates to an area which is not a Priority Funding Area, as that term is defined in Title 5-7B of the State Finance and Procurement Article of the Annotated Code of Maryland, or Building 1 is not in a Priority Funding Area as of the date of this Agreement.
     (r) By October 31, 2005, the Local Government fails to disburse the amount of the Local Contribution to the Borrower;
     (s) A default or event of default occurs under the terms of (i) any of the other Financing Documents, (ii) the MITP Documents, (iii) any loan to any member of the Corporate Group or is otherwise related to the Project, which is insured by MIDFA, (iv) any of the Mercantile Senior Loan Documents or Mercantile Subordinate Loan Documents, or (v) any of the documents executed in connection with the Local Contribution beyond any applicable grace or cure period;
     (t) Without the written consent of the Lender, Emergent (or the persons who control Emergent as of the date of this Agreement) owns, either directly or indirectly, less than 51% of the economic and voting interests of the Borrower;
     (u) As of the Completion Date, the principal amount of the Loan exceeds 70% of the costs of the Project;
     (v) The long-term debt of the current issuer of the Letter of Credit is not rated at least A by Moody’s or at least A by S&P, or other comparable ratings if the indicated ratings are no longer in use, or the issuer of the Letter of Credit is not otherwise approved by the Lender as evidenced by its acceptance of a Letter of Credit or replacement Letter of Credit; or
     (w) If at any time after the Borrower occupies the Building 1 through the Forgiveness Date, the Borrower substantially decreases its operations at the Building 1, or an alternate facility located within the jurisdiction of the Local Government and within a Priority Funding Area and acceptable to the Lender; provided, however, that any decrease in operations due to closures of less than 6 weeks in any 52 week period that occur in the ordinary course of business of the operating member of the Corporate Group shall not constitute a Default under this subsection.
     Section 4.02. Remedies.
     (a) Upon the occurrence of any Default, the Lender may:
          (i) Require the immediate repayment of the entire outstanding principal indebtedness, together with all accrued interest, under the Note and any Obligations;

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (ii) At any time proceed to protect and enforce all rights and remedies available to the Lender under this Agreement or by Law, by any other proceedings, whether for specific performance of any agreement contained in this Agreement, damages, or other relief;
          (iii) Exercise the Lender’s rights under the Letter of Credit; or
          (iv) Exercise the Lender’s rights under any of the Guaranties or the Deed of Trust.
     (b) All remedies provided for in this Agreement or by Law are cumulative and are in addition to any other rights and remedies available to the Lender under any Law. The exercise of any right or remedy by the Lender shall not constitute a cure or waiver of any Default by the Borrower, nor invalidate any act done pursuant to any notice of Default, nor prejudice the Lender in the exercise of those rights.
     (c) The failure of the Lender to insist upon performance of any term of this Agreement shall not constitute a waiver of any term of this Agreement. No act of the Lender shall be construed as an election to proceed under any one provision in this Agreement to the exclusion of any other provision.
     (d) If the Lender suspends or terminates this Agreement, the rights and remedies available to the Lender shall survive the suspension or termination.
     Section 4.03. Setoff.
     The Lender may set off against and apply any funds of the Borrower on deposit with, or under the control of, the State to the payment of the Obligations, without notice and without resort to any judicial proceeding.
ARTICLE V
MISCELLANEOUS
     Section 5.01. Notices.
     (a) All communications between the parties made pursuant to this Agreement shall be in writing.
     (b) Any communication shall (a) when mailed by certified mail, return receipt requested, be effective three business days after it is deposited in the mails, (b) when mailed for next day delivery by a reputable overnight courier service which requires signed receipts to acknowledge delivery, be effective one business day after mailing, and (c) when sent by fax, be effective when it is faxed and receipt of the communication is confirmed. Communications shall be delivered to the office of the addressee, as follows:

BioSolutions MEDAAF Loan Agreement
October 15, 2004
          (i) Communications to the Lender shall be mailed to:
Department of Business and Economic Development
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention: Financing Programs Accounting and Administration
FAX Number: (410) 333-6931
With a copy to the Counsel to the Lender, on the 11th Floor at the same address, or if by fax, to 410-333-8298.
          (ii) Communications to the Borrower shall be mailed to:
Advanced Biosolutions, Inc.
Attention: President
c/o Antex Biologics, Inc.
300 Professional Drive
Gaithersburg, Maryland 20879
FAX Number:
     (c) The Borrower and the Lender may change their notice addresses by sending written notice to the other party.
     (d) The Lender agrees to send a copy of any notice of default sent by the Lender to the Borrower to Mercantile Potomac Bank at the following address:
702 Russell Avenue, Suite 700
Gaithersburg, MD 20877
Attn: Brett Kaplowitz
FAX Number: 301-788-4132
     Section 5.02. Assignment.
     No benefit or burden imposed on the Borrower under this Agreement may be assigned without the prior written consent of the Lender.
     Section 5.03. Successors Bound.
     This Agreement shall inure to the benefit of, and shall be binding upon, each of the parties and their successors and permitted assigns.
     Section 5.04. Severability.
     The invalidity of any part of this Agreement shall not affect the validity of the remaining provisions of this Agreement.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     Section 5.05. Entire Agreement.
     This Agreement constitutes the entire agreement between the Borrower and the Lender and supersedes all prior oral and written agreements, representations, and negotiations between the parties concerning the Loan and the Obligations. If there is any inconsistency between this Agreement and the Application or the Commitment Letter, the provisions of this Agreement shall prevail.
     Section 5.06. Amendment of Agreement.
     This Agreement may be amended only in writing executed by the Lender and the Borrower.
     Section 5.07. Headings.
     The headings used in this Agreement are for convenience only and do not constitute a part of this Agreement.
     Section 5.08. Disclaimer of Relationships.
     The Borrower acknowledges that the obligation of the Lender is limited to making the Loan on the terms set forth in this Agreement. Nothing in this Agreement, and no act of the Lender or the Borrower, shall be deemed to create any relationship of third-party beneficiary, principal and agent, limited or general partnership, joint venture, or any other relationship between the Borrower and the Lender. In addition, by inspecting any part of the Facility or by accepting or approving any action of the Borrower under any of the Financing Documents, the Lender shall not be considered to warrant the condition, legality, or sufficiency of any part of the Facility or any action taken or not taken by the Borrower.
     Section 5.09. Governing Law.
     This Agreement and all of the other Financing Documents shall be governed by the laws of the State.
     Section 5.10. Term of Agreement.
     Except as otherwise provided in this Agreement, unless sooner terminated by the mutual consent of the Borrower and the Lender, this Agreement shall remain in full force and effect until the earlier to occur of the date the Loan and the Obligations, together with interest and all other sums due and owing in connection with this Agreement, the Obligations or the Loan, have been paid in full to the satisfaction of the Lender or the Loan and the Obligations are forgiven by the Lender under the provisions of Section 6.03 of this Agreement.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     Section 5.11. Illegality.
     If performance of any obligation under any of the Financing Documents would require the performing party to violate the Law, then the performance shall be reduced to the level permitted by Law, and if (1) any provision of this Agreement, other than provisions requiring the Borrower to pay interest, principal, principal and interest, or any other of the Obligations, operates, or would operate, to invalidate any part of this Agreement, then such provision only shall be void as though not set forth in this Agreement, and the remainder of this Agreement shall remain in full force and effect, (2) any provision of this Agreement requires the Borrower to pay interest, principal, principal and interest, or any other of the Obligations, then at the option of the Lender, the entire unpaid sum under the Loan, with all unpaid interest accrued thereon, and all other unpaid Obligations shall become due and payable.
     Section 5.12. WAIVER OF JURY TRIAL.
     THE BORROWER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER AND IN CONNECTION WITH THE LOAN OR ANY OF THE FINANCING DOCUMENTS.
     Section 5.13. CONFESSION OF JUDGMENT.
     UPON A DEFAULT, THE BORROWER AUTHORIZES THE CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR IT AND ENTER JUDGMENT BY CONFESSION WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR PRIOR HEARING FOR THE OBLIGATIONS THEN OUTSTANDING, TOGETHER WITH INTEREST, COURT COSTS AND ATTORNEYS’ FEES EQUAL TO 15% OF THE SUM OF THE OBLIGATIONS THEN OUTSTANDING. THE BORROWER WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ALL ERRORS AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION, AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH THE BORROWER MAY OTHERWISE BE ENTITLED UNDER ANY LAW. THE AUTHORITY TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO. THIS AUTHORITY MAY BE EXERCISED IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE LENDER DETERMINES TO BE NECESSARY OR DESIRABLE.
     Section 5.14. Expenses.
     The Borrower shall pay all Expenses in connection with the execution and delivery of any of the Financing Documents.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     Section 5.15. Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one document.
     Section 5.16. Release of Collateral.
     (a) The Lender will release the Letter of Credit and the Deed of Trust at any time that the Borrower demonstrates to the satisfaction of the Lender that the Corporate Group has access to the amount of the Borrower’s Contribution. Access shall include prior expenditures of amounts included in the term “Borrower’s Contribution”, as well as access to amounts included in the items listed in such term.
     (b) The Lender will release the Deed of Trust if at any time the Letter of Credit is increased to $2,500,000.
ARTICLE VI
FORGIVENESS AND EMPLOYMENT REPORTING
     Section 6.01. Full Repayment.
     The Borrower shall repay the outstanding amount of the Loan, together with accrued interest thereon, as provided in the Note, if:
     (a) As of any Calculation Date, the Borrower employs less than 225 Permanent, Full-time Employees; or
     (b) By the Completion Date, the Borrower fails to expend the amount of the Borrower’s Contribution towards the costs of the Project.
     Section 6.02. Partial Repayment.
     (a) On the first Calculation Date in which the Corporate Group employs less than 280 Permanent, Full-time Employees, but employs at least 225 Permanent, Full-time Employees, the Borrower shall repay to the Lender a portion of the Loan equal to $8,928 for each Permanent, Full-time Employees less than 280, together with accrued interest thereon, as provided in the Note.
     (b) If on a subsequent Calculation Date the Corporate Group employs less than 280 Permanent, Full-time Employees, but employs at least 225 Permanent, Full-time Employees, the Borrower shall repay to the Lender a portion of the Loan equal to $8,928 for each Permanent, Full-time Employees less than 280, less an amount equal to the amount of the Loan previously repaid to the Lender under this Section 6.02, plus accrued interest on the amount of the Loan to be repaid, as provided in the Note. If the amount resulting from the calculation in the immediately preceding sentence is zero or negative, the Borrower shall not be required to make any payment to the Lender for that Calculation Date; it being expressly understood that nothing in this Section shall be construed to require the Lender to repay any amounts to the Borrower.

BioSolutions MEDAAF Loan Agreement
October 15, 2004
     (c) Example of Operation of This Section. The following is an example of the intended operation of the preceding paragraph. If the Corporate Group employed 270, 290, 250, and 260 Permanent, Full-time Employees as of each of the Calculation Dates, then:
          (1) As of December 31, 2009, the Borrower would be required to repay $89,280, plus accrued interest to the Lender ($8,928 x (280 — 270) = $89,280),
          (2) As of December 31, 2010, the Borrower would not be required to make any payments to the Lender (as the Borrower employed at least 280 Permanent, Full-time Employees),
          (3) As of December 31, 2011, the Borrower would be required to repay an additional $178,560, plus accrued interest to the Lender ($8,928 x (280 — 250) = $267,840; $267,840 — $89,280 = $178,560, and
          (4) As of December 31, 2012, the Borrower would not be required to make any payments to the Lender ($8,928 x (280 — 260) = $178,560; $178,560 — $267,840 = ($89,280); as this number is negative, no payment would be required).
     Section 6.03. Forgiveness.
     As of the Forgiveness Date, the Lender will forgive the amount of the Loan which is not subject to repayment under this Article VI, if no Default exists, and no event, circumstance, act or omission which, with the giving of notice, the passage of time, or both, would constitute a Default. Determination of amounts to be forgiven shall be made after determining any amounts required to be repaid under this Article VI.
     Section 6.04. General Conditions.
     (a) All information submitted by the Borrower to the Lender as evidence of compliance with any requirement of this Article must be in form and substance acceptable to the Lender.
     (b) The Lender shall not be obligated to forgive all or any portion of the Loan or permit repayment as provided in this Article if a Default exists, or an event, circumstance, act or omission exists which, with the giving of notice, the passage of time, or both, would constitute a Default.
     (c) All calculations of the Corporate Group’s employment shall be based upon the employment reports received by the Lender under Section 6.05 below.
     Section 6.05. Employee Reporting Requirement.
     (a) On the dates specified below, the Borrower shall submit an Employee Report to the Lender with information effective as of the dates specified below:

BioSolutions MEDAAF Loan Agreement
October 15, 2004

Report Date	Effective Date of Information
February 15, 2010	December 31, 2009
February 15, 2011	December 31, 2010
February 15, 2012	December 31, 2011
February 15, 2013	December 31, 2012
     (b) Upon the request of the Lender, the Borrower shall provide the Lender with any information and reports that the Lender determines, in its reasonable discretion, are needed to verify information contained in an Employee Report. The Borrower shall permit the Lender to inspect the employee records of the Borrower, or cause an employing member of the Corporate Group to permit the Lender to inspect the employee records of that Corporate Group member, to confirm the information contained in an Employee Report.
     (c) The failure to hire and maintain Permanent, Full-time Employees at the Facility as required under this Article VI shall not constitute a Default under the terms of this Agreement.
     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed and delivered as of the date first above written.

WITNESS:		DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT

/s/ Gloria M. Shryock		By:	/s/ Aris Melissaratos

Name:	Gloria M. Shryock	Name:	Aris Melissaratos

		Title:	Secretary

WITNESS:		ADVANCED BIOSOLUTIONS, INC.

/s/ José Ochoa		By:	/s/ Y. F. El-Hibri	(SEAL)

Name:	José Ochoa	Name:	Y. Fuad El-Hibri

		Title:	President

BioSolutions MEDAAF Loan Agreement
October 15, 2004
STATE OF MARYLAND, CITY/COUNTY OF Baltimore, TO WIT:
     I HEREBY CERTIFY that on this 14th day of October, 2004, before me, a Notary Public in the State of Maryland, personally appeared Aris Melissaratos, who acknowledged himself to be the Secretary of Business and Economic Development, known or satisfactorily proven to me to be the person whose name is subscribed to this document, and acknowledged that he executed it on behalf of Business and Economic Development as its duly authorized Secretary.
     AS WITNESS my hand and Notarial Seal.

/s/ Robin G. Whitfield

Notary Public
My Commission expires: 3/1/08
STATE OF MARYLAND, CITY/COUNTY OF Montgomery, TO WIT:
     I HEREBY CERTIFY that on this 14th day of October 14th , 2004, before me, a Notary Public in the State of Maryland, personally appeared Fuad El-Hibri, who acknowledged himself/herself to be the President of Advanced BioSolutions, Inc., known or satisfactorily proven to me to be the person whose name is subscribed to this document, and acknowledged that she/he executed it on behalf of Advanced BioSolutions, Inc., as its duly authorized President.
     AS WITNESS my hand and Notarial Seal.

/s/ [Illegible]

Notary Public
My Commission expires: March 1, 2006

BioSolutions MEDAAF Loan Agreement
October 15, 2004
EXHIBIT A
REQUEST FOR DISBURSEMENT
1. Project Name: MEDAAF—BioSoIutions
2. Applicant: Advanced BioSolutions, Inc.
3. Request No.: One (l)
4. Amount Requested: $2,500,000
Certification:
Advanced BioSolutions, Inc. (the “Borrower”) hereby certifies that:
     1. The attached request is for funds to reimburse the Borrower for a portion of the costs incurred in connection with the Project as approved by MEDAAF and as set forth in the Loan Agreement between the Borrower and the Department of Business and Economic Development (the “Lender”) dated                                         , 2004 (the “Agreement”).
     2. This request is not for previously requested funds.
     3. The conditions to be satisfied prior to the disbursement of MEDAAF funds as set forth in the Agreement have been met.
     4. No default exists under the Agreement or the Deed of Trust Note executed in connection with the Agreement.
     5. The representations and warranties made by the Borrower in the Agreement are true and correct.

WITNESS:	ADVANCED BIOSOLUTIONS, INC.

	By:	(SEAL)

Name:	Name:

Title:

Date:

BioSolutions MEDAAF Loan Agreement
October 15, 2004
EXHIBIT B
Maryland Economic Development Assistance Authority and Fund (“MEDAAF”)
Final Report and Certification of Completion Costs
1. Project Name: MEDAAF—Advanced BioSolutions, Inc.
2. Borrower: Advanced BioSolutions, Inc.
3. Period Covered:                                           to
4. Activity:

Costs Paid by
Costs of Project	MEDAAF	Other Source	Other Source	Other Source

TOTAL:

*(Please specify in parenthesis the entity which paid each particular cost.)
CERTIFICATION:
     Advanced BioSolutions, Inc. hereby certifies that: (1) the above costs have been incurred for work actually performed or equipment actually acquired and installed in accordance with an MEDAAF loan for the above named Project, and (2) the information provided above is true and correct

WITNESS:	ADVANCED BIOSOLUTIONS, INC.

	By:	(SEAL)

Name:	Name:

Title:

Date:

BioSolutions MEDAAF Loan Agreement
October 15, 2004
LOAN AGREEMENT
EXHIBIT C
PRE-CLOSING AND CLOSING CHECKLIST

28

$2,500,000 CONDITIONAL MEDAAF LOAN TO
ADVANCED BIOSOLUTIONS, INC.
PRE-CLOSING AND CLOSING CHECKLIST
Closing Date:

Recipient: Advanced BioSolutions, Inc.	Recipient’s Attorney: Richard Newman
Finance Specialist: Mary DiFerdinando	AAG: David Rawle
Title Company: Chicago Title	Title Company Attorney: Richard Zeidman/Jon Frank

Item	Received	Reviewed	Accepted	Responsibility
I. PRE-CLOSING

1.1 Application			X	BioSolutions

1.2 Priority Funding Area Certification			X	DBED

1.3 State Clearing House Review				DBED

1.4 Conditional Commitment Letter			X	DBED

1.5 Secretary’s Approval			X	DBED

1.6 County’s Resolution Endorsing MEDAAF Financing and Project/ Authorizing Local Match—TIF		X		County

1.7 Recipient’s Organizational Documents:
1.7.1 Corporate Certificate		X		BioSolutions

A. Articles of Incorporation			X	BioSolutions

B. Bylaws				BioSolutions

C. Corporate Authority Resolution				BioSolutions

1.7.2 Good Standing Certificate SDAT			X	BioSolutions

1.8 Emergent’s Organizational Documents:
1.8.1 Corporate Certificate		X		BioSolutions

A. Articles of Incorporation			X	BioSolutions

B. Bylaws	X			BioSolutions

C. Corporate Authority Resolution		X

1.8.2 Good Standing Certificate- State of Organization			X	BioSolutions

1.9 BioPort’s Organizational Documents:
1.9.1 Corporate Certificate		X		BioSolutions

A. Articles of Incorporation			X	BioSolutions

B. Bylaws				BioSolutions

C. Corporate Authority Resolution		X		BioSolutions

1.9.2 Good Standing Certificate—

October 5, 2004

Item	Received	Reviewed	Accepted	Responsibility
State of Organization			X	BioSolutions

1.10 Antex’s Organizational Documents:
1.10.1 Corporate Certificate		X		BioSolutions

A. Articles of Incorporation			X	BioSolutions

B. Bylaws				BioSolutions

C. Corporate Authority Resolution		X		BioSolutions

1.10.2 Good Standing Certificate— State of Organization			X	BioSolutions

1.11 Emergent’s Financials			X	BioSolutions

1.12 Insurance:
1.12.1 General Liability Certificate		X		BioSolutions

1.12.2 Excess Liability Certificate		X		BioSolutions

1.12.3 All Risk Binding Certificate			X	BioSolutions

1.12.4 Workers’ Compensation Certificate			X	BioSolutions

1.13 Real Property Documents:
1.13.1 Contract of Sale			X	BioSolutions

1.13.2 Condominium Documents		X		BioSolutions

1.13.3 Draft Deed		X		BioSolutions

1.13.4 Evidence of Zoning Compliance			X	BioSolutions

1.13.5 Survey (ALTA)			X	BioSolutions

1.13.6 Commitment for Title Insurance		X		Title

1.13.7 Insured Closing Letter			X	BioSolutions

1.13.8 Appraisal				BioSolutions

1.13.9 Environmental Review			X	BioSolutions

1.13.10 Environmental Reliance Letter			X	BioSolutions

1.13.11 Flood Letter/Insurance				BioSolutions

1.14 Lease Agreement (Building 3)		X		BioSolutions

1.15 Project Budget			X	BioSolutions

1.16 Certificate of Occupancy				BioSolutions

1.17 Site Plan			X	BioSolutions

1.18 DLLR Authorization				BioSolutions

BioSolutions
II. CLOSING

2.1 Loan Documents:
2.1.1 Deed of Trust Note		X		DBED

2.1.2 Loan Agreement		X		DBED

2.1.3 Deed of Trust		X		DBED

2.1.4 Guaranty Agreement (Emergent)		X		DBED

2.1.5 Guaranty Agreement (BioPort)		X		DBED

2.1.6 Guaranty Agreement (Antex)		X		DBED

2.1.7 Letter of Credit		X		Bank

2

October 5, 2004

Item	Received	Reviewed	Accepted	Responsibility
2.1.8 Opinion Letter of Recipient’s/Guarantor’s Counsel	X			BioSolutions

2.1.9 Release of Lien				Title

2.2 Copies of Loan Documents for Senior Loan				BioSolutions

2.3 Closing Instruction Letter				DBED

2.4 Settlement Sheet				Title

2.5 Request for Disbursement				BioSolutions

2.6 Copy of Check and Receipt				DBED

III. POST CLOSING

3.1 Final Title Insurance Commitment				Title

3.2 Final Deed				Title

3

BioSolutions MEDAAF Loan Agreement
October 15, 2004
LOAN AGREEMENT
EXHIBIT D
FORM OF LETTER OF CREDIT

(NAME AND ADDRESS OF BANK
ISSUING THE LETTER OF CREDIT)
UNCONDITIONAL IRREVOCABLE RENEWABLE
LETTER OF CREDIT

Letter of Credit No.:

Name of Project:

Date:

Maryland Department of Business and Economic Development
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Ladies and Gentlemen:
     At the request of Advanced BioSolutions, Inc. (the “Borrower”) we hereby establish this Unconditional Irrevocable Letter of Credit in favor of the Maryland Department of Business and Economic Development (the “Beneficiary”) authorizing you or your transferee to draw on us at sight the amount set forth below.
     1. Credit Amount. The credit available under this Letter of Credit is U.S. $1,250,000 (the “Maximum Credit”).
     2. Expiration and Automatic Renewal. This Letter of Credit automatically shall expire at the close of business on the first Business Day on or after [insert the date which is one year after the date of issuance] (the “Expiration Date”); provided, however, this Letter of Credit shall be renewed automatically on the Expiration Date and on such date annually thereafter for a period of nine years thereafter (the “Annual Renewal Date”) unless at least 120 days prior to the Expiration Date or any Annual Renewal Date you receive written notice from us of our election not to renew this Letter of Credit. Any such notice or any other communication to you shall be sent to:

Maryland Department of Business and Economic Development
217 East Redwood Street, 22nd Floor
Baltimore, Maryland 21202
Attention:

Form Letter of Credit
February 5, 1996
     3. Documents To Be Presented. Funds under this Letter of Credit are available to you upon presentation, in accordance with paragraph 4 hereof, to us of a certificate signed by you in the form of Exhibit A attached hereto, appropriately completed (a “Demand for Payment”).
     4. Method and Notice of Presentment. A Demand for Payment may be delivered to us in person, by mail, by an express delivery service or by telecopy. A Demand for Payment shall be presented during our business hours on any Business Day prior to the expiration of this Letter of Credit at our office at [insert street address of bank and office or department to which documents should be delivered]. A Demand for Payment shall be deemed to have been presented on the date actually received by us. “Business Day” means any day other than a Saturday, Sunday or legal holiday on which banking institutions in [insert state where bank office is located] are authorized or required by law to close.
     5. Time and Method for Payment. Notwithstanding any provisions to the contrary in the Uniform Commercial Code or the Uniform Customs and Practices for Documentary Credits, if a Demand for Payment is made by you at or prior to 11:00 A.M. on a Business Day, and provided that such Demand for Payment is accompanied by the certificate specified in paragraph 3 hereof, payment shall be made to you of the amount demanded on or before 3:00 P.M. on the same Business Day; if any demand for payment is made by you after 11:00 A.M., such demand shall be deemed to have been received prior to 11:00 A.M. on the next Business Day.
     Payments made in accordance with this paragraph 5 shall be made with the Bank’s own funds in immediately available funds by federal reserve wire transfer unless the Beneficiary agrees to accept payment by cashier’s check.
     6. Transferability. This Letter of Credit is transferable in its entirety, but not in part, without charge and may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected by the presentation to us of a copy of this Letter of Credit accompanied by a certificate substantially in the form of Exhibit B attached hereto.
     7. Irrevocability. This Letter of Credit is irrevocable.
     8. Governing Law. To the extent consistent with the express provisions hereof, this Letter of Credit shall be governed by the Uniform Commercial Code and the laws of the State of Maryland.
     9. Complete Agreement. This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, except for the exhibits attached hereto and made a part hereof, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such exhibits or any amendment to which you consent.

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Form Letter of Credit
February 5, 1996
     We hereby confirm to you that a demand for payment presented in compliance with the terms and conditions of this Letter of Credit will be honored on sight in accordance with the provisions of this Letter of Credit.

Very truly yours,

[NAME OF BANK ISSUING LETTER OF CREDIT]

By:

Title:

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